CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 51 to the Registration Statement on Form N-4 (No. 333-91691) (the “Registration Statement”) of RiverSource® Retirement Advisor Advantage Plus Variable Annuity/RiverSource® Retirement Advisor Select Plus Variable Annuity of our report dated April 19, 2023 relating to the financial statements of RiverSource Life Insurance Co. of New York and consent to the incorporation by reference in the Registration Statement of our report dated April 20, 2023 relating to the financial statements of each of the divisions of RiverSource of New York Variable Annuity Account indicated in our report, which appear in Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 (No. 333-230375). We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 20, 2023